UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 24, 2020
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement
On February 24, 2020, TransEnterix, Inc., a Delaware corporation (the “Company”) entered into a Series B Warrants Exchange Agreement (the “Agreement”) with holders of its Series B Warrants originally issued as part of a public offering in May 2017. Under the terms of the Agreement, each Series B Warrant is cancelled in exchange for 0.61 of a share of the Company’s common stock, $0.001 par value per share (the “Common Stock”).
The Warrant holders participating in the exchange currently hold 3,373,900 of the 3,638,780 Series B Warrants outstanding, and will receive an aggregate of 2,040,757 shares of Common Stock to be issued pursuant to a registration statement on Form S-3, (No. 333-236337) declared effective by the SEC on February 13, 2020.
Andrea Biffi, a director of the Company and investor in the May 2017 offering, participated in the warrant exchange.
The foregoing description of the material terms of the Agreement is a summary only and does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the full text of the agreement, the form of which is attached as an exhibit to this Form 8-K.
Item 3.03    Material Modification to Rights of Security Holders.
The information disclosed in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Form of Series B Warrants Exchange Agreement dated February 24, 2020, among TransEnterix, Inc. and the Series B Warrant holders signatory thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: February 25, 2020	/s/ Brett Farabaugh
Brett Farabaugh
Interim Chief Financial Officer

3